UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2011
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 13, 2011, American International Group, Inc. (“AIG”) filed with the Secretary of State of the State of Delaware a Certificate of Elimination to its Amended and Restated Certificate of Incorporation eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of Series G Cumulative Mandatory Convertible Preferred Stock, par value $5.00 per share (“Series G Preferred Stock”), with respect to the Series G Preferred Stock. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.
On July 13, 2011, AIG filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation to reflect the elimination of the Series G Preferred Stock. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and is incorporated into this Item 5.03 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
3.1	American International Group, Inc. Certificate of Elimination of Series G Cumulative Mandatory Convertible Preferred Stock.

3.2	Restated Certificate of Incorporation of American International Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: July 13, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	American International Group, Inc. Certificate of Elimination of Series G Cumulative Mandatory Convertible Preferred Stock.

3.2	Restated Certificate of Incorporation of American International Group, Inc.